   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2000


                                                      REGISTRATION NO. 333-43666

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      FIRSTMARK COMMUNICATIONS EUROPE S.A.
             (Exact name of registrant as specified in its charter)

          LUXEMBOURG                       4813                           N/A
 (State or other jurisdiction        (Primary Standard              (I.R.S. Employer
              of                        Industrial               Identification Number)
incorporation or organization)  Classification Code Number)

                         ------------------------------

                               3 RUE JEAN PIRET,
                               L-2350, LUXEMBOURG
                                 +352 26499800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                 FIRSTMARK COMMUNICATIONS INTERNATIONAL L.L.C.
                               660 MADISON AVENUE
                                   22ND FLOOR
                               NEW YORK, NY 10021
                                  212 699 4400
  (Address, including zip code, and telephone number, including area code, of registrant's agent for service)
                         ------------------------------

                                   COPIES TO:

            TIMOTHY E. PETERSON, ESQ.                           STEWART M. ROBERTSON, ESQ.
     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                      SULLIVAN & CROMWELL
                4 CHISWELL STREET                                   ST. OLAVE'S HOUSE
                 LONDON EC1Y 4UP                                    9A IRONMONGER LANE
                 +44 20 7972 9600                                    LONDON EC2V 8EY
                                                                     +44 20 7710 6500

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. / /
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED            PER UNIT             PRICE(2)
Class B common stock, $1.50 par value per share(1)                                $              $225,000,000


                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTRATION FEE
Class B common stock, $1.50 par value per share(1)      $59,400(3)


(1) Includes (i) shares of Class B common stock that are to be offered in the form of shares or American Depositary Shares, (ii) shares of Class B common stock that the Underwriters may purchase in the form of shares or American Depositary Shares to cover over-allotments, if any, and (iii) shares that are to be offered and sold to persons outside the United States but that may be resold from time to time in the United States. The American Depositary Shares (each representing one share of Class B common stock) evidenced by American Depositary Receipts upon deposit of the shares of Class B common stock registered hereby are being registered under a separate registration statement on Form F-6.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.


(3) Previously paid.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THIS AMENDMENT NO. 1 TO FIRSTMARK COMMUNICATIONS EUROPE S.A.'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-43666) HAS BEEN FILED SOLELY FOR THE PURPOSE OF FILING AN EXHIBIT. THE PROSPECTUS HAS BEEN OMITTED FROM THIS AMENDMENT NO. 1 AS NO CHANGES HAVE BEEN MADE TO THE PROSPECTUS PREVIOUSLY FILED AUGUST 11, 2000. THIS AMENDMENT NO. 1 CONSISTS OF THE REGISTRATION STATEMENT FACING PAGE, THIS EXPLANATORY NOTE, PART II OF THE REGISTRATION STATEMENT AND AN EXHIBIT.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth expenses and costs payable by FirstMark (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                                AMOUNT
                                                              -----------
Registration fee under Securities Act.......................  $    59,400
NASD filing fee.............................................       23,000
The Nasdaq National Market fees.............................       *
Neuer Markt fees............................................       *
Legal fees and expenses.....................................       *
Blue sky fees and expenses..................................       *
Accounting fees and expenses................................       *
Printing and engraving expenses.............................       *
Registrar and transfer agent fees...........................       *
Miscellaneous expenses......................................       *
                                                              -----------
    Total...................................................  $    *
                                                              ===========

------------------------

*   To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our articles of incorporation provide for indemnification of directors and officers to the full extent provided by Luxembourg law.

    We have obtained insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of FirstMark, may also pay amounts for which FirstMark has granted indemnification to the directors or officers.

    Additionally, reference is made to the underwriting agreements filed as Exhibits 1.1 and 1.2 to this registration statement, which provides for indemnification by the underwriters of FirstMark, its directors and officers who sign the registration statement and persons who control FirstMark, under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since the registrant's formation on July 8, 1998, the registrant has issued and sold the following unregistered securities:

    1. On July 8, 1998, the registrant was formed as FirstMark Communications Europe SCA, a legal partnership with a capital of $40,000 consisting of 1 registered unlimited liability share, par value $1,000, issued to FirstMark Communications International II LLC and 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof.

    2. On May 21, 1999, the registrant replaced 1 registered unlimited liability share, par value $1,000 issued to FirstMark Communications International II LLC with 1 registered unlimited liability share, par value $1.50. The registrant also replaced 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC with 26,000 shares of common stock, par value $1.50 per share, and further increased its share capital by the issuance of 64,000 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof and Section 3(c)(a) thereof.

    3. On May 21, 1999, pursuant to a subscription agreement, the registrant agreed to issue an aggregate of 10,015 shares of Series A convertible preferred stock, par value $1.50 per share, to a private investor. Under the subscription agreement, the registrant issued to the investor 10,000 shares of Series A convertible preferred stock. In August and October 1999, the registrant issued the remaining 15 shares of Series A convertible preferred stock to the investor on January 19, 2000. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    4. On January 24, 2000, in connection with a credit facilities agreement between the registrant and ABN AMRO Ventures B.V., the registrant issued 1,198 share of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    5. On January 24, 2000, pursuant to a subscription agreement, the registrant issued 2,272 shares of Series B convertible preferred stock, par value $1.50 per share, to a private investor. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to
       Section 4(2) thereof.

    6. On January 24, 2000, pursuant to a private investor's exercise of its preemptive rights under the registrant's stockholders agreement, the registrant issued 253 shares of Series B convertible preferred stock, par value $1.50 per share, and 1,106 shares of Series C convertible preferred stock, par value $1.50 per share. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    7. On January 24, 2000, pursuant to a contribution agreement, the registrant issued 9,937 shares of Series C convertible preferred stock, par value $1.50 per share, to FirstMark Fiber Holdings LLC in exchange for FirstMark Fiber Holdings LLC's 80% ownership interest in LambdaNet Communications GmbH. The exchange was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof.

    8. On April 7, 2000, pursuant to a subscription agreement, the registrant issued 10,392 shares of Series F-1 convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. The shares were issued in accordance with Regulation S of the U.S. Securities Act. On June 15, 2000, the registrant repurchased these shares as described below.

    9. On April 27, 2000, the registrant issued 383 shares of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. For a limited time, the registrant has a call right to acquire all 383 shares of Series E convertible preferred stock at an exercise price of $1.50 per share. The options were granted in accordance with Regulation S of the U.S. Securities Act. In connection with the issuance of shares of Series E convertible preferred stock, the registrant exercised this call right as described below. On June 15, 2000, the registrant repurchased these shares as described below.

    10. On June 15, 2000, pursuant to a sale and transfer agreement with ABN AMRO Ventures B.V., the registrant repurchased 10,392 shares of Series F-1 convertible preferred stock, par value

       $1.50 per share, belonging to ABN AMRO Ventures B.V. and 383 shares of Series E convertible preferred stock, par value $1.50 per share. These shares were subsequently reissued pursuant to a subscription agreement with certain private investors. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    11. On June 15 and July 18, 2000, pursuant to a subscription agreement, the registrant issued 96,000 shares of Series F convertible preferred stock, par value $1.50 per share, and 24,000 shares of Series F-2 convertible preferred stock, par value $1.50 per share, to a group of private investors. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereunder and in accordance with Regulation S.

    12. On June 15, 2000, pursuant to a contribution agreement, the registrant issued 466 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC. The shares were issued pursuant to an exemption from the U.S. Securities Act pursuant to
       Section 4(2) thereof.

    13. On June 26, 2000, pursuant to a letter agreement, the registrant committed and became obligated to issue, subject to certain adjustments contained in the letter, approximately 541 shares of common stock, par value $1.50 per share, to Audiocom S.A. The exchange is expected to be conducted pursuant to an exemption from the U.S. Securities Act pursuant to Regulation S thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following documents are filed as exhibits to this registration statement:


       EXHIBIT
         NO.                                    DESCRIPTION
       -------                                  -----------
          1.1           Form of U.S. Underwriting Agreement.**
          1.2           Form of International Underwriting Agreement.**
          3.1           Form of Amended Articles of Incorporation of FirstMark
                        Communications Europe S.A.**
          4.1           Specimen Certificate representing the Class B Common
                        Stock.**
          4.2           Form of Depositary Agreement among FirstMark Communications
                        Europe S.A., Bankers Trust Company (as Depositary) and
                        Registered Holders and Beneficial Owners of American
                        Depositary Receipts issued thereunder.**
          5.1           Opinion of Arendt & Medernach as to the legality of the
                        shares of Common Stock registered hereunder.**
         10.1           Form of Fourth Amended and Restated Stockholders Agreement
                        by and among FirstMark Communications Europe S.A., FirstMark
                        Communications International L.L.C., FirstMark
                        Communications International II L.L.C., FirstMark Fiber
                        Holdings L.L.C. and Other Investors Signatory thereto.**
         10.2           1999 Stock Option Plan.**
         10.3           2000 Stock Option Plan.**
         10.4           Shareholders Agreement among the Shareholders of FirstMark
                        Communications France SAS, dated as of January 21, 2000.*
         10.5           Partners Agreement between the Partners of FirstMark
                        Communications Espana, S.L., dated November 18, 1999.*
         10.6           Credit Agreement between LambdaNet Communications GmbH,
                        Hanover and Bayerische Hypo- und Vereinsbank
                        Aktiengesellschaft, Munich, dated January 21, 2000.*

         10.7           Euro 480 Million Multi-Tranche Senior Facility Agreement
                        between FirstMark Communications Deutschland Holdings GmbH
                        (as borrower), FirstMark Communications Deutschland GmbH (as guarantor), Deutsche Bank AG (as arranger and fronting
                        bank), Deutsche Bank Luxembourg S.A. (as facility agent),
                        Deutsche Bank Luxembourg S.A. (as security agent), and each
                        Financial Institutions Listed therein, dated May 2000;
                        Supplemental Agreement dated May 2000; Equity Commitment
                        Undertaking dated May 2000; and Amendment Agreement dated
                        2000.*
         10.8           ABN-AMRO Bank's Guarantee for FirstMark Communications
                        Espana, S.L., dated April 7, 2000.*
         10.9           Commercial Contract of Counter Guaranteee and Disclosure of
                        Security Bond between FirstMark Communications Europe and
                        the other parties named therein, dated April 7, 2000.*
        10.10           Contract on the Usage of Optical Waveguides and Technical
                        Systems Premises between Carriers' Carrier Gesellschaft mbH and GasLine GmbH & Co. KG, dated July 14, 1999. Application to be filed with the Securities and Exchange Commission,
                        pursuant to Rule 406 of the Securities Act of 1933, as
                        amended, for confidential treatment of certain portions of this exhibit.*
        10.11           Loan Contract and Convertible Bond between CCG Carriers'
                        Carrier GmbH, FirstMark Fiber Holdings L.L.C., LambdaNet
                        Communications Mitarbeiter GbR, and GasLINE
                        Telekommunikationsnetzgesellschaft, dated July 14, 1999.*
        10.12           Connection Service Agreement between Louis Dreyfus
                        Communications S.A. and LambdaNet Communications France SAS,
                        dated April 26, 2000. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.*
        10.13           Contract for Access to Subscriber's Line between FirstMark
                        Communications Deutschland GmbH and Deutsche Telekom AG,
                        dated November 19, 1999.*
        10.14           Interconnection Contract between FirstMark Communications
                        Deutschland GmbH and Deutsche Telekom AG, dated March 29,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.*
        10.15           Agreement regulating the Provision of and Transferring
                        Control over Carrier Fixed Links for the FirstMark Network between FirstMark Communications Deutschland GmbH and
                        Deutsche Telekom AG, dated April 6, 2000.*
        10.16           Skeleton Contract between Carriers' Carrier Gesellschaft mbH and Nortel DASA Network Systems GmbH & Co. KG for Purchase
                        of Transmission Systems and Related Services, dated
                        September 21, 1999. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.*
        10.17           Framework Agreement between LambdaNet Communications
                        Gesellschaft mbH and Nortel Networks plc, dated April 12,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.*
        10.18           European Agreement between FirstMark Communications Europe
                        SA and Siemens AG, dated May 16, 2000; PMP Contract between
                        FirstMark Communications Deutschland GmbH and Siemens
                        Aktiengesellschaft, dated May 25, 2000. Application to be
                        filed with the Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential treatment of certain portions of this exhibit.*
        10.19           Services Agreement between FirstMark Communications
                        International L.L.C. and FirstMark Communications Europe
                        S.A., executed as of June 15, 2000.*
        10.20           Services Agreement between FirstMark Communications Europe
                        S.A. and FirstMark Communications Latin American L.L.C.,
                        made on March 31, 2000.*

        10.21           Employment Contract between FirstMark Europe Ltd. and
                        Timothy A. Samples, made on May 11, 2000.*
        10.22           Promissory Note between Timothy A. Samples and FirstMark
                        Communications Europe SA for $1,000,000, dated May 11,
                        2000.*
        10.23           Stock Option Agreement between FirstMark Communications
                        Europe SA and Timothy A. Samples, dated May 11, 2000.*
        10.24           Employment Contract between FirstMark Europe Ltd. and Bob
                        Koenig, made on April 5, 2000.*
        10.25           Promissory Note between Bob Koenig and FirstMark
                        Communications Europe SA for $500,000, dated April 5, 2000.*
        10.26           Employment Contract between FirstMark Europe SCA and Michael
                        J. Taylor, made on April 19, 1999.*
        10.27           Employment Contract between FirstMark Europe Ltd. and Keith
                        Cornell, made on October 13, 1999.*
        10.28           Employment Contract between FirstMark Europe SCA and Donal
                        Byrne, made on September 13, 1999.*
        10.29           Employment Contract between FirstMark Europe SCA and
                        Dr. Dieter Finke, made on April 30, 1999.*
        10.30           License Class 3 for the Operation of Infrastructure for
                        Offering Telecommunications Services to the public by the
                        Licensee or Third Parties.*
        10.31           License Class 4 for Voice Telephony based on Self-Operating
                        Telecommunciations Networks.*
        10.32           Granting of Spanish C2 Licenses by the Spanish Ministry of
                        Development and Infrastructure, dated March 8, 2000.*
        10.33           Trademark Agreement between FirstMark Holdings L.L.C. and
                        FirstMark Communications Europe S.A., dated             ,
                        2000.**
        10.34           Contract for the Use and Maintenance of a Fibre Optic
                        Network (Trunk Network) between Red Nacional de los
                        Ferrocarriles Espanoles and FirstMark Communications Europe,
                        S.A. dated August 1, 2000.
         11.1           Statement re computation of earnings per share.**
         21.1           Subsidiaries of the registrant.*
         23.1           Consent of Arthur Andersen.*
         23.2           Consent of Arthur Andersen.*
         23.3           Consent of Arendt & Medernach (included in exhibit 5.1).**
         24.1           Power of Attorney (included on signature page).*
           27           Financial Data Schedule.**


------------------------


* Previously filed.
**To be filed by amendment.


ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) It will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (2) For purposes of determining any liability under the U.S. Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the U.S. Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) For the purpose of determining any liability under the U.S. Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 11, 2000.



                                                       FIRSTMARK COMMUNICATIONS EUROPE S.A.

                                                       BY:                      *
                                                            -----------------------------------------
                                                                         Timothy Samples
                                                                     CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and the dates indicated:



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                                                         September 11, 2000
     -------------------------------------------       Co-Chairman of Board of
                    Lynn Forester                        Directors

                          *                                                         September 11, 2000
     -------------------------------------------       Co-Chairman of Board of
                    Michael Price                        Directors

                          *                            Chief Executive Officer      September 11, 2000
     -------------------------------------------         (Principal Executive
                   Timothy Samples                       Officer) and Director

                          *                            Chief Financial Officer      September 11, 2000
     -------------------------------------------         (Principal Financial
                    Robert Koenig                        Officer)

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                   Victor Bischoff

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                  Juan Luis Cebrian

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                  Edward A. Gilhuly

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                  Alan E. Goldberg

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                                                         September 11, 2000
     -------------------------------------------       Director
                   Francois Jaclot

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                      David Lee

                          *                                                         September 11, 2000
     -------------------------------------------       Director
              Sir Evelyn de Rothschild

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                 Lawrence B. Sorrel

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                  Barry S. Volpert

                          *                                                         September 11, 2000
     -------------------------------------------       Director
                    Helmut Werner



*By:                   /s/ RAJ K. DE DATTA
             --------------------------------------
                         Raj K. De Datta
                        Attorney-in-Fact

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
       -------                                  -----------
          1.1           Form of U.S. Underwriting Agreement.**
          1.2           Form of International Underwriting Agreement.**
          3.1           Form of Amended Articles of Incorporation of FirstMark
                        Communications Europe S.A.**
          4.1           Specimen Certificate representing the Class B Common
                        Stock.**
          4.2           Form of Depositary Agreement among FirstMark Communications
                        Europe S.A., Bankers Trust Company (as Depositary) and
                        Registered Holders and Beneficial Owners of American
                        Depositary Receipts issued thereunder.**
          5.1           Opinion of Arendt & Medernach as to the legality of the
                        shares of Common Stock registered hereunder.**
         10.1           Form of Fourth Amended and Restated Stockholders Agreement
                        by and among FirstMark Communications Europe S.A., FirstMark
                        Communications International L.L.C., FirstMark
                        Communications International II L.L.C., FirstMark Fiber
                        Holdings L.L.C. and Other Investors Signatory thereto.**
         10.2           1999 Stock Option Plan.**
         10.3           2000 Stock Option Plan.**
         10.4           Shareholders Agreement among the Shareholders of FirstMark
                        Communications France SAS, dated as of January 21, 2000.*
         10.5           Partners Agreement between the Partners of FirstMark
                        Communications Espana, S.L., dated November 18, 1999.*
         10.6           Credit Agreement between LambdaNet Communications GmbH,
                        Hanover and Bayerische Hypo- und Vereinsbank
                        Aktiengesellschaft, Munich, dated January 21, 2000.*
         10.7           Euro 480 Million Multi-Tranche Senior Facility Agreement
                        between FirstMark Communications Deutschland Holdings GmbH
                        (as borrower), FirstMark Communications Deutschland GmbH (as guarantor), Deutsche Bank AG (as arranger and fronting
                        bank), Deutsche Bank Luxembourg S.A. (as facility agent),
                        Deutsche Bank Luxembourg S.A. (as security agent), and each
                        Financial Institutions Listed therein, dated May 2000;
                        Supplemental Agreement dated May 2000; Equity Commitment
                        Undertaking dated May 2000; and Amendment Agreement dated
                        2000.*
         10.8           ABN-AMRO Bank's Guarantee for FirstMark Communications
                        Espana, S.L., dated April 7, 2000.*
         10.9           Commercial Contract of Counter Guaranteee and Disclosure of
                        Security Bond between FirstMark Communications Europe and
                        the other parties named therein, dated April 7, 2000.*
        10.10           Contract on the Usage of Optical Waveguides and Technical
                        Systems Premises between Carriers' Carrier Gesellschaft mbH and GasLine GmbH & Co. KG, dated July 14, 1999. Application to be filed with the Securities and Exchange Commission,
                        pursuant to Rule 406 of the Securities Act of 1933, as
                        amended, for confidential treatment of certain portions of this exhibit.*
        10.11           Loan Contract and Convertible Bond between CCG Carriers'
                        Carrier GmbH, FirstMark Fiber Holdings L.L.C., LambdaNet
                        Communications Mitarbeiter GbR, and GasLINE
                        Telekommunikationsnetzgesellschaft, dated July 14, 1999.*
        10.12           Connection Service Agreement between Louis Dreyfus
                        Communications S.A. and LambdaNet Communications France SAS,
                        dated April 26, 2000. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.*
        10.13           Contract for Access to Subscriber's Line between FirstMark
                        Communications Deutschland GmbH and Deutsche Telekom AG,
                        dated November 19, 1999.*
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

        10.14           Interconnection Contract between FirstMark Communications
                        Deutschland GmbH and Deutsche Telekom AG, dated March 29,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.*
        10.15           Agreement regulating the Provision of and Transferring
                        Control over Carrier Fixed Links for the FirstMark Network between FirstMark Communications Deutschland GmbH and
                        Deutsche Telekom AG, dated April 6, 2000.*
        10.16           Skeleton Contract between Carriers' Carrier Gesellschaft mbH and Nortel DASA Network Systems GmbH & Co. KG for Purchase
                        of Transmission Systems and Related Services, dated
                        September 21, 1999. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.*
        10.17           Framework Agreement between LambdaNet Communications
                        Gesellschaft mbH and Nortel Networks plc, dated April 12,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.*
        10.18           European Agreement between FirstMark Communications Europe
                        SA and Siemens AG, dated May 16, 2000; PMP Contract between
                        FirstMark Communications Deutschland GmbH and Siemens
                        Aktiengesellschaft, dated May 25, 2000. Application to be
                        filed with the Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential treatment of certain portions of this exhibit.*
        10.19           Services Agreement between FirstMark Communications
                        International L.L.C. and FirstMark Communications Europe
                        S.A., executed as of June 15, 2000.*
        10.20           Services Agreement between FirstMark Communications Europe
                        S.A. and FirstMark Communications Latin American L.L.C.,
                        made on March 31, 2000.*
        10.21           Employment Contract between FirstMark Europe Ltd. and
                        Timothy A. Samples, made on May 11, 2000.*
        10.22           Promissory Note between Timothy A. Samples and FirstMark
                        Communications Europe SA for $1,000,000, dated May 11,
                        2000.*
        10.23           Stock Option Agreement between FirstMark Communications
                        Europe SA and Timothy A. Samples, dated May 11, 2000.*
        10.24           Employment Contract between FirstMark Europe Ltd. and Bob
                        Koenig, made on April 5, 2000.*
        10.25           Promissory Note between Bob Koenig and FirstMark
                        Communications Europe SA for $500,000, dated April 5, 2000.*
        10.26           Employment Contract between FirstMark Europe SCA and Michael
                        J. Taylor, made on April 19, 1999.*
        10.27           Employment Contract between FirstMark Europe Ltd. and Keith
                        Cornell, made on October 13, 1999.*
        10.28           Employment Contract between FirstMark Europe SCA and Donal
                        Byrne, made on September 13, 1999.*
        10.29           Employment Contract between FirstMark Europe SCA and
                        Dr. Dieter Finke, made on April 30, 1999.*
        10.30           License Class 3 for the Operation of Infrastructure for
                        Offering Telecommunications Services to the public by the
                        Licensee or Third Parties.*
        10.31           License Class 4 for Voice Telephony based on Self-Operating
                        Telecommunciations Networks.*
        10.32           Granting of Spanish C2 Licenses by the Spanish Ministry of
                        Development and Infrastructure, dated March 8, 2000.*
        10.33           Trademark Agreement between FirstMark Holdings L.L.C. and
                        FirstMark Communications Europe S.A., dated             ,
                        2000.**
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
        10.34           Contract for the Use and Maintenance of a Fibre Optic
                        Network (Trunk Network) between Red Nacional de los
                        Ferrocarriles Espanoles and FirstMark Communications Europe,
                        S.A. dated August 1, 2000.
         11.1           Statement re computation of earnings per share.**
         21.1           Subsidiaries of the registrant.*
         23.1           Consent of Arthur Andersen.*
         23.2           Consent of Arthur Andersen.*
         23.3           Consent of Arendt & Medernach (included in exhibit 5.1).**
         24.1           Power of Attorney (included on signature page).*
           27           Financial Data Schedule.**
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------------------------


* Previously filed.



**To be filed by amendment.